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                                                                   Exhibit 10.31

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") shall be effective as of the ___ day of ________, 2001 (the "Effective Date") between Salix Pharmaceuticals, Ltd., a British Virgin Islands International Business Company having an office at 8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615 (together with its subsidiaries, affiliates and successors hereafter referred to as "Employer"), and ____________________, a resident of ____________________
("Employee").

     WHEREAS, Employer believes it is in the best interests of Employer and its shareholders to ensure the continued employment of Employee and to dissuade Employee from pursuing other employment opportunities outside of Employer; and

     WHEREAS, Employee desires to remain employed with Employer; and

     WHEREAS, Employer desires to provide the Employee with certain benefits upon termination of Employee's employment under certain circumstances; and

     WHEREAS, in exchange for consideration provided to Employee, Employee has agreed to refrain from certain competitive activities for one year after the termination of employment; and

     NOW THEREFORE, in consideration of the mutual obligations set forth in this Agreement, along with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:


                                   ARTICLE I
                                  EMPLOYMENT

     1.1  Position; Duties. Employer hereby agrees to employ Employee as
          ----------------
___________________, with such duties as are reasonably assigned by the Board of Directors (or its designee) from time to time that are consistent with such position(s). Such employment shall continue until terminated in accordance with
Article VI hereof.

     1.2  Employee's Obligation. Employee hereby accepts employment with
          ---------------------
Employer as set forth herein. Employee agrees to perform fully, faithfully, competently, and effectively such duties as shall be reasonably assigned by the Board of Directors (or its designee) and to devote Employee's best efforts to the business of Employer. Employee shall be specifically obligated to work to maximize the success of Employer's business throughout the world.
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                                  ARTICLE II
                              TERM OF EMPLOYMENT

     2.1 The term of Employee's employment at Employer shall continue unless and until Employee's employment terminates pursuant to Article VI hereof.


                                  ARTICLE III
                                 COMPENSATION

     3.1  Base Salary; Bonus. During the term of this Agreement, Employer shall
          ------------------
pay Employee an annual salary to be determined by the Employer in its sole discretion (subject to the terms of this Agreement, with the initial Base Salary set forth in Appendix A), and subject to periodic adjustment. For purposes of this Agreement, the term "Base Salary" shall mean Employee's annual salary referred to above, but shall exclude any reimbursements for medical, professional, or transportation expenses, excess group-term life insurance coverage, severance pay, commissions, or other "fringe benefits." Employee's Base Salary shall be paid in accordance with Employer's regular payroll procedures, but shall be computed pro-rata in any partial year or other partial period of employment. Employer may also pay Employee an annual bonus (the "Bonus") to be determined by the Board of Directors or its designee in its sole discretion and subject to periodic adjustment. Employer shall withhold from all of Employee's compensation, including without limitation the Base Salary and Bonus, such sums as are required by federal, state and/or local laws. Employee's Base Salary, Bonus, and Benefits are described fully in Appendix "A" hereto, which is incorporated by reference as if fully set out, and which may be amended periodically at the sole discretion of the Board of Directors or its designee in accordance with the terms of this Agreement.

     3.2  Non-Compensation Benefits. In addition to any other compensation paid
          -------------------------
to Employee hereunder, during the term of this Agreement, Employer shall also provide Employee with benefits consistent with those generally provided to similarly situated executives at Employer (the "Benefits").

                                  ARTICLE IV
              SECRET, CONFIDENTIAL AND/OR PROPRIETARY INFORMATION

     4.1  Non-Disclosure. Employee will hold for the benefit of Employer, its
          --------------
affiliates, subsidiaries, related entities, and designees, and shall not disclose to any person or entity other than Employer or persons or entities designated by Employer, all secret, confidential or proprietary information, knowledge, computer data and/or information, patents, trade secrets, customer identities, marketing and other business methods, techniques, processes, practices, procedures, plans and strategies regarding Employer, its subsidiaries and affiliated corporations or business enterprises, and their customers obtained by Employee during Employee's employment with Employer, and any other secret, confidential or proprietary information pertaining to Employer, its subsidiaries and affiliated corporations or business enterprises, and their customers, during the term of this

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Agreement and at all times after Employee's termination of employment with
Employer, unless the Board in writing consents to the contrary.

     4.2  Return of Company Property. Immediately upon demand or upon notice of
          --------------------------
termination of employment, Employee shall give to Employer the originals and all copies of all documents, correspondence, memoranda, records, notes, manuals, materials, customer and prospective customer lists and information, including without limitation computer data, and other things relating, either directly or indirectly, to Employer's business, including, but not limited to, secret, confidential or proprietary information (the "Company Property"), in Employee's possession, custody or control, unless otherwise agreed to by the Board in writing. The Company Property shall be in the same condition as when provided to Employee, reasonable wear and tear excepted.

                                   ARTICLE V
                             RESTRICTIVE COVENANTS

     5.1  Restrictive Covenants. Employee hereby understands and agrees that,
          ---------------------
while employed by the Company and for a period of one (1) year following any termination of employment, whether by Employee or Employer, for any or no cause or reason whatsoever, Employee will abide by the following separate and independent covenants:

     (a)  Noncompetition. Employee shall not, without the prior written consent
          --------------
     of Employer, for himself or for any other person, firm, corporation, or other entity become engaged or interested in the "Covered Services" for the "Restricted Companies." For purposes of this Agreement, the Covered Services shall include Employee's employment in a similar capacity with any company or entity that has or is developing (i) any product competitive with Employer's pharmaceutical products for the treatment of gastrointestinal disease; and/or (ii) any product for which Employer has begun research and development in the six months prior to any termination or expiration of this Agreement. For purposes of this Agreement, the Restricted Companies shall be defined as set forth in the Schedule of Restricted Companies attached hereto as Exhibit "A".

     (b)  Nonsolicitation of Employees. Employee shall not, without the prior
          ----------------------------
     written consent of Employer, for himself or for any other person, firm, corporation, or other entity directly or indirectly solicit the employment of any person who was employed by the Employer or any of its affiliates on a full time basis at the time of Employee's termination of employment, unless such person (i) was involuntarily discharged by the Employer or such affiliate; or (ii) voluntarily terminated his or her relationship with Employer or such affiliate prior to contact by Employee.

     5.2  Injunctive Relief to Enforce. Employee acknowledges Employer could not
          ----------------------------
be adequately compensated by money damages in the event of Employee's breach of
Article IV and/or Article V. Therefore, Employee agrees that any such breach of Article

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IV and/or Article V shall cause Employer irreparable harm for which Employer shall be entitled to a temporary restraining order and preliminary injunction. In addition, any and all attorneys' fees, costs and expenses incurred by Employer in enforcing the terms of this Article and the preceding Article shall be reimbursed to Employer by Employee. The remedies enumerated in this Paragraph
5.2 are cumulative in nature and are in addition to any other remedies Employer may have, at law or in equity.

     5.3  Severability. In the event that any court of competent jurisdiction
          ------------
shall determine that any of the restrictive covenants in this Article V is inequitably broad, it is the intention and agreement of the parties that the decision-maker shall equitably adjust the obligations of Employee under this Agreement rather than entirely eliminate any such obligations. In the event that the decision-maker shall equitably adjust or eliminate any of the restrictive covenants in this Agreement, all other aspects of this Agreement shall remain in full force and effect.

                                  ARTICLE VI
                                  TERMINATION

     6.1  Termination by Employer. This Agreement and Employee's employment with
          -----------------------
Employer may be terminated by Employer upon the occurrence of any of the following events:

          (a)  Termination for Reasonable Cause. Employer may terminate
               --------------------------------
Employee's employment immediately and without prior notice upon the happening of any of the following events, each of which shall be deemed "Reasonable Cause" for termination: (i) Employee commits any act of gross negligence, fraud, dishonesty, or willful violation of any law or material violation of any significant written policy of Employer, that causes material harm to Employer;
(ii) Conviction of the Employee of (a) a felony or (b) a serious crime involving moral turpitude; (iii) Willful or gross failure by Employee to substantially perform the duties reasonably assigned to Employee, or any intentional refusal without compelling reason by Employee to discharge Employee's job responsibilities and/or respond to Employer's legitimate job-related requests, insofar as such duties, responsibilities and/or requests do not contravene law and are consistent with Employee's position(s); (iv) Failure to cooperate in an investigation conducted and/or undertaken by Employer or a governmental agency which has reasonable and legitimate objectives; and (v) Any act of intentional conflict of interest by Employee related to Employer which results in material economic and/or other material damage to Employer;

          (b)  Termination Without Reasonable Cause. Subject to the provisions
               ------------------------------------
of Paragraph 6.4 and Appendix B, Employer may in its sole discretion terminate this Agreement and Employee's employment with Employer at any time upon thirty
(30) days' prior written notice to Employee. In lieu of providing such notice, at Employer's sole discretion, Employer may elect to pay Employee for thirty
(30) days' wages at Employee's then-current Base Salary.

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     6.2  Termination by Employee.
          -----------------------

          (a)  For "Good Reason." Employee may terminate this Agreement for Good
               ----------------
Reason, provided that Employee has provided Employer written notice of such intention to terminate and specifying the reason for such termination. Employer shall have two weeks from receipt of any such written notice from Employee to cure Employee's grievances. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events or conditions: (i) a material adverse change in, or the assignment to Employee of any duties or responsibilities which are inconsistent with, Employee's status, title, position or responsibilities (including reporting responsibilities) with Employer; (ii) a reduction in Employee's salary and/or benefits except to the extent such reduction is comparable to percentage reductions in salary and/or benefits of all other employees of Employer, or any failure to pay Employee any compensation or benefits to which Employee is entitled within five (5) days of the date due;
(iii) Employer or its successor relocates Employee's workplace more than fifty
(50) miles from Employee's current workplace; or (iv) any material breach by Employer of any provision of this Agreement.

          (b)  Termination Without Good Reason.  This Agreement and Employee's
               -------------------------------
employment with Employer may be terminated by Employee at any time for any or no reason upon thirty (30) days' prior written notice to Employer.

     6.3  Termination due to Death or Disability. This Agreement shall also
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terminate in the event of the death or incapacitating disability of Employee.
For purposes of this Agreement, "incapacitating disability" shall mean the physical or mental inability of Employee to perform the essential functions of Employee's position with or without a reasonable accommodation for more than ninety (90) days in any twelve month period. This provision, by itself, shall not be interpreted to effect the eligibility, if any, of Employee under any disability policy maintained by Employer under which Employee is entitled to disability benefits. Termination of this Agreement under this Paragraph 6.3 shall excuse Employer from any and all obligation to provide further payment to Employee or Employee's beneficiaries, including the severance benefits set out in Appendix B hereto, provided, however, Employee (or a personal representative)
                      -----------------
shall be entitled to all compensation and benefits accrued hereunder to the date of termination of employment.

     6.4  Effect of Termination. In the event that this Agreement is terminated
          ---------------------
by Employer without Reasonable Cause pursuant to Paragraph 6.1(b) or by Employee for Good Reason pursuant to Paragraph 6.2(a), in any of those instances and only then Employer shall pay Employee severance pay as set forth in the Schedule of Severance Benefits attached hereto as Appendix "B."

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                                  ARTICLE VII
                              GENERAL PROVISIONS

     7.1  Authority; Indemnification. Employee represents and warrants that
          --------------------------
Employee is not currently subject to any restrictive covenant, any other restriction on employment, or any confidentiality agreement with any prior employer or other party except as already disclosed to Employer. Employee shall indemnify and hold Employer harmless with respect to any and all claims, causes of action, damages and liability of any kind whatsoever, including reasonable attorneys' fees and costs, successfully brought by a third-party arising out of any acts taken by Employee which violate any such restrictive covenant, other restriction on employment, or confidentiality agreement. Employee shall be entitled to indemnification, in accordance with the applicable provisions of Employer's charter documents and indemnification agreement, against all expense, liability and loss (including reasonable attorneys' fees and settlement payments) that Employee may incur by reason of any action, suit or proceeding arising from or relating to the performance of Employee's duties as an officer or director of Employer or any affiliate.

     7.2  Employer Property. All material furnished to Employee by Employer
          -----------------
during the course of employment shall remain the property of Employer and shall be returned by Employee to Employer at any time upon demand and upon termination of employment.

     7.3  Assignment. Neither this Agreement nor any right or interest hereunder
          ----------
shall be assignable by Employee without Employer's prior written consent.

     7.4  Change of Control. This Agreement shall be deemed automatically
          -----------------
assigned by Employer (and assumed by the successor) in the event of any sale, transfer, merger, and/or similar disposition of its business (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise), and shall inure to the benefit of and bind Employer's successors and assigns. For purposes of this Agreement, the term "Employer" shall include the party acquiring the business/assets of Employer upon any sale, transfer, merger, and/or similar disposition of its business.

     7.5  Governing Law; Venue. The validity, interpretation, performance and
          --------------------
enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. Any disputes arising out of this Agreement shall be brought and occur in Wake County, North Carolina.

     7.6  Waiver. The waiver by a party of any breach by the other party of any
          ------
provision of this Agreement shall not operate or be construed as a waiver of any other breach by the other party.

     7.7  Severability. In the event that any provision of this Agreement is
          ------------
determined by any body of competent jurisdiction to be unenforceable, illegal or contrary to public policy, that body shall modify such provision to conform to public policy, or to interpret it in such a way as to render it enforceable and legal, in accordance with the intent of the parties as expressed herein. In the event that a body of competent jurisdiction decides that any provision of this Agreement is unenforceable, illegal or

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contrary to public policy and cannot be reformed, only such provision shall be affected and all other provisions of this Agreement shall remain in full force and effect.

     7.8  Notice. Any notice given to Employee pursuant to this Agreement shall
          ------
be sufficiently given if sent to Employee by registered or certified mail addressed to Employee's address set forth at the beginning of this Agreement or such other address as Employee shall have designated in writing to Employer. Any notice given to Employer pursuant to this Agreement shall be sufficiently given if sent to Employer by registered or certified mail to Employer's address set forth at the beginning of this Agreement or such other address as Employer shall have designated in writing to Employee.

     7.9  Entire Agreement. This Agreement and Appendices "A" and "B" set forth
          ----------------
the entire understanding of the parties and the agreement they desire to reach relating to the subject matter hereof. This Agreement supersedes all prior agreements of the parties hereto on the subject matter hereof (excluding confidentiality and invention agreements between or effecting the parties) including, but not limited to, any prior negotiations, correspondence, agreements, proposals, or understandings. Negotiations, correspondence, agreements, proposals, or understandings not expressly incorporated into this Agreement shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as set forth herein. No modification, waiver or agreement of termination of this Agreement shall be binding upon either party unless made in writing and signed for or on behalf of each party. Any such signature of the Employer must be that of the representative duly authorized by the Board. In the event of any inconsistency between this Agreement and any benefit plan of the Employer, the language of this Agreement shall control both documents. This Agreement may be signed in counterparts.


                           [Signature page follows]

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     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the Effective Date.

                                      "EMPLOYER"


                                      By: ________________________________

                                      Title: _____________________________


                                      "EMPLOYEE"

                                      ____________________________________
                                      Print Name:

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                                 APPENDIX "A"

Employee's Base Salary and Benefits shall be as set forth in Paragraphs "A" through "G" below:

     A.   Base Salary. Employer shall pay Employee an initial annual salary in
          -----------
the gross amount of __________________________________________Dollars ($_______)
per annum as Employee's base salary ("Base Salary"). The Base Salary may be changed from time-to-time in accordance with the normal business practices of the Employer, however, in no instance shall the Base Salary be decreased below the initial annual salary set forth above during the term of this Agreement except for decreases to Base Salary applied on a equal percentage basis to all employees of the Employer.

     B.   Bonus. In addition to the Base Salary and in the sole discretion of
          -----
the Board of Directors (or its designee), the Employee may be given an annual bonus (the "Bonus").

     C.   Paid Time Off ("PTO"). Employee shall accrue PTO in accordance with
          ---------------------
the Employer's policies on PTO. At termination, employee shall be entitled to be paid for unused paid time off that has been earned and accrued as of the termination date, in accordance with the Employer's PTO policy and North Carolina law.

     D.   Other Employee Benefits. Employee shall be entitled to participate and
          -----------------------
receive any and all other benefits that are generally available to other executives of Employer pursuant to any benefit programs existing during the term of this Agreement, including, among other things, participation in group life insurance, hospital, vision, dental, medical or other group health and accident benefit plans. In addition, Employee shall be entitled to participate in all 401(k), bonus, profit sharing, pension or retirement plans as may be in existence during the term of this Agreement in accordance with their respective terms and provisions; provided, however, that to the extent participation or the
                      -----------------
amount of participation is in the discretion of the Board or any committee thereof, then Employee's participation shall likewise be solely in such discretion.

     E.   Benefits Solely from General Assets. The benefits provided hereunder
          -----------------------------------
shall be paid solely from the general assets of Employer. Nothing herein shall be construed to require Employer to maintain any fund or segregate any amount for the benefit of Employee, and neither Employee nor any other person shall have any claim against, right to, or security or other interest in, any fund, account or asset of Employer from which any payment under this Agreement may be made.

     F.   Withholding for Taxes. Employer makes no commitment that any amounts
          ---------------------
paid to or for the benefit of Employee under Paragraphs A through E above will be excluded from Employee's gross income for federal, state, and local income tax purposes, or that any other federal, state, or local tax treatment will apply to such payments or be available to Employee. Employer may make such provisions as it deems

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appropriate for the withholding of any taxes which Employer determines it is required to withhold in connection with this Agreement and the payments contemplated hereby.

     G.   Effect on Computation of Benefits. Any reimbursement of expenses
          ---------------------------------
payable under this Agreement shall not be deemed salary or other compensation to Employee for purposes of computing benefits to which Employee may be entitled under any 401(k) plan, bonus, deferred compensation plan, or other arrangement of Employer for the benefit of its employees.

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                                 APPENDIX "B"

                        SCHEDULE OF SEVERANCE BENEFITS

          A.   Entitlement to Severance Benefit.  In the event that the
               --------------------------------
provisions of Paragraph 6.4 of this Agreement apply, then in addition to any other benefits payable under this Agreement the Employer shall provide to the Employee the severance benefits set forth in Sections B, C and D below. No such severance benefits shall be payable under the Agreement for the Employee's termination of employment for any other reason, including, but not limited to, voluntary termination of employment by Employee (for other than Good Reason) or termination of employment by Employer for Reasonable Cause, death or incapacitating disability.

          B.   Term of Benefits.  The Employer shall provide to Employee the
               ----------------
severance benefits described in Paragraph C below commencing on termination of the Employee's employment with Employer or termination of this Agreement that qualifies under the terms of Paragraph 6.4 of this Agreement for severance benefits, with such severance benefits for a period of ___________ (__) months from the termination date (the "Benefit Period").

          C.   Amount of Benefits.  Severance benefits shall consist of the
               ------------------
following:

            1. Severance Payment.  If Employee has been employed by Employer in
               -----------------
excess of six months, Employer shall pay to Employee a monthly cash payment (the "Severance Payment") in an amount that is equivalent to one-twelfth of the then-current Base Salary of Employee until the end of the Benefit Period. If Employee has been employed by Employer for less than six months, however, Employer shall pay to Employee a monthly cash payment that is one half of the Severance Payment described above for employees employed in excess of six months, until the end of the Benefit Period. Payment shall commence on the later of (1) the first regular pay period following the date of termination or (2) in the event that Employee is age forty or over, the expiration of any applicable revocation period in connection with Employee's release of Employer. The Severance Payment shall be made monthly or otherwise (e.g., on a two week or semi-monthly cycle) under the then-existing regular payroll payments dates of Employer.

            2. Pro-Rata Bonus.  If Employee has not been discharged for
               --------------
Reasonable Cause as that term is defined in Article VI of this Agreement, then Employer shall pay to Employee on or before ninety (90) days following December 31 of the relevant year a pro rata portion of the Bonus, if any, as determined by the Employer.

            3. Non-Compensation Benefits. Employer shall continue to cover the
               -------------------------
Employee and Employee's dependents under all benefit plans covering other employees in positions similar to that of Employee until the earlier of (i) the expiration of the Benefit Period; or (ii) Employee's commencement of employment with a subsequent employer

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(or gainful self-employment). Employee's and Employee's dependents continued
participation in such plans shall be at no greater cost to Employee than the cost Employee bore for such participation immediately prior to the date of termination. Provided, however, that any benefits provided under this Paragraph 2 following the Employee's termination of employment shall count against the continuation period the Employee is otherwise entitled to under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or any similar federal or state statute, as a result of the termination of employment.

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                                  EXHIBIT "A"

                SCHEDULE OF RESTRICTED COMPANIES (all offices)

Axcan Pharma Inc.
Inkine Pharmaceutical Company
Elan Corporation
Shire Pharmaceuticals
Prometheus
Santarus

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